EXHIBIT 23.1

Consent Of Independent

Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119849) of WindsorTech, Inc. of our report dated January 28, 2005, except as to the restatement discussed in Note 1 to the consolidated financial statements, which is as of November 11, 2005, relating to the consolidated financial statements, which appears in this Form 10-KSB/A.

/s/ RubinBrown LLP

St. Louis, Missouri
November 11, 2005